Exhibit 32.01

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, George E. Crapple, certify that (i) the Quarterly Report of Nestor Partners on Form 10-Q for the period ending September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Nestor Partners.

Nestor Partners
By:	Millburn Ridgefield Corporation, General Partner

By:	/s/ George E. Crapple
George E. Crapple
Co-Chief Executive Officer
November 13, 2007